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                                                                    EXHIBIT 10.1
                                CREDIT AGREEMENT

         This Credit Agreement (the "Agreement") is entered into as of the 31st day of May, 2002, by and between HEALTH CARE REIT, INC., a Delaware corporation ("Borrower") and FIFTH THIRD BANK, an Ohio banking corporation ("Bank").

Section 1.        DEFINITIONS.

         All financial terms used in the Agreement but not defined in the Loan Documents have the meanings given to them by generally accepted accounting principles ("GAAP"). All other undefined terms have the meanings given to them in the Ohio Uniform Commercial Code.

Section 2.        LOAN.

         2.01. REVOLVING CREDIT LOAN. (a) Subject to the terms and conditions hereof, Bank hereby extends to Borrower a line of credit facility (the "Facility") (the "Loan") under which Bank may make loans (the Revolving Loans") to Borrower at Borrower's request from time to time during the term of this Agreement. Bank will have discretion at all times as to whether or not to make any Revolving Loan, if there is any Event of Default. Borrower may borrow, prepay, and reborrow under the Facility, provided that the principal amount of all Revolving Loans outstanding at any one time under the Facility will not exceed the foregoing limits or those limits specified in the Revolving Note. If the amount of the Revolving Loans outstanding at any time under the Facility exceeds the limits set forth above or in the Revolving Note, Borrower will immediately pay the amount of such excess to Bank. Bank has agreed to make this loan upon the terms and subject to the conditions of this Agreement and all documents executed pursuant to or in connection with this Agreement (all such documents and this Agreement will be called ("Loan Documents"), provided the loan is secured as set forth in this Agreement.

         (b) Borrower may request a Revolving Loan by written or telephone notice to Bank. Bank will make a Revolving Loan by wire transfer to any account designated by Borrower. Loan proceeds may be used for purposes not prohibited herein.

         (c) On the date hereof, Borrower will duly issue and deliver to Bank a Revolving Note (the "Revolving Note"), in the principal amount of TWENTY FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00) bearing interest as specified in
Section 2.02 herein.

         (d) The term of the Facility will expire on MAY 31, 2003 and the Revolving Note will become payable in full on that date.

         2.03 INTEREST ON REVOLVING CREDIT LOAN. The principal amounts outstanding hereunder shall bear interest commencing on the date of the first advance hereunder at the rate or rates per annum set forth below which shall be designated by Borrower as more fully set forth herein. At any time, from time to time, during the term of this note, so long as no Event of Default exists and so long as such Borrowings are not then subject to an Interest Rate Election, Borrower may notify Bank that it wishes to exercise its right to adjust the rate of interest accruing on some or all amounts of principal outstanding under this Note (in a minimum amount of $500,000.00) to one of the rates set forth below, however, once the rate of interest accruing against any amounts outstanding hereunder is adjusted to one of the following interest rates during an Interest Period, Borrower may not elect to adjust such interest rate to a different interest rate until the expiration of such Interest Period:

     (a) LIBOR RATE. Upon telephonic notice by Borrower to Bank, Borrower may elect to have all or any portion of the Borrowings in a minimum amount of $500,000.00 per election bear interest at the per annum rate equal to two hundred basis points (200) in excess of the LIBOR Rate (a "LIBOR Rate Election"). Such notice shall inform Bank of the amount of Borrowings to be subject to the LIBOR Rate Election, the LIBOR interest period and the effective date of the LIBOR interest period.


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          Borrower's right to make a LIBOR Rate Election shall be terminated automatically if Bank, by telephonic notice, shall notify Borrower that LIBOR deposits with a maturity corresponding to the maturity of the LIBOR Interest Period, in an amount equal to the Borrowings to be subject to the LIBOR Rate Election are not readily available in the London Inter-Bank Offered Rate Market, or that, by reason of circumstances affecting such Market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed LIBOR Interest Period.

          In addition, notwithstanding anything herein contained to the contrary, if, prior to or during any period with respect to which a LIBOR Rate is in effect, any change in any law, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, shall make it unlawful for the Bank to find or maintain its funding in Eurodollars of any portion of the Borrowings subject to the LIBOR Rate or otherwise to give effect to Bank's obligations as contemplated hereby, (i) Bank may by written notice to Borrower, declare Bank's obligations in respect of the LIBOR Rate to be terminated forthwith, and (ii) the LIBOR Rate with respect to Bank shall forthwith cease to be in effect, and interest shall from and after such date be calculated at Prime Rate, unless Borrower shall thereafter elect one or more other Interest Rate Election.

     (b) PRIME RATE. Upon telephonic notice by Borrower to Bank prior to or on the Effective Date, Borrower may elect to have all or part of the Borrowings (provided such Borrowings are not then subject to an Interest Rate Election) bear interest at the per annum rate equal to the Prime Rate ("Prime Rate Election"). Such telephonic notice shall inform Bank of the amount of the Borrowings to be subject to the Prime Rate Election, the Prime Rate Interest Period and the Effective Date for the Prime Rate Interest Period.

          If at any time during the term hereof (i) the outstanding principal hereunder is less than $500,000.00, or (ii) Borrower fails to designate one of the interest rates set forth above or at any time after Borrower has elected to adjust the interest rate accruing on any principal outstanding hereunder to a rate other than the fixed rate set forth above, at the expiration of any Interest Period, if Borrower has not made another Interest Rate Election hereunder, then in either such event, such outstanding amounts of principal will accrue interest at a rate of interest equal to the Prime Rate.

As used herein, the following terms will have the meanings set forth below:

     (a) "Effective Date" means the date on which a LIBOR Rate Election or Prime Rate Election will begin.
     (b) "Interest Rate Election" means a LIBOR Rate Election, or a Prime Rate Election or any one or more of the foregoing.
     (c) "LIBOR Interest Period" means, with respect to a Borrowing elected to accrue interest at the LIBOR Rate, a period of 90 days commencing on a business day selected by the Borrower pursuant to this Note. Such LIBOR Interest Period shall end on the day in the succeeding calendar month which corresponds numerically to the beginning day of such LIBOR Interest Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such LIBOR Interest Period shall end on the last business day of such succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a business day, such LIBOR Interest Period shall end on the next succeeding business day, provided, however, that if said next succeeding business day falls in a new month, such LIBOR Interest Period shall end on the immediately preceding business day.

          2.03 STATEMENTS. After the end of each quarter, Bank will render to Borrower a statement on each of Borrower's loan accounts with Bank hereunder, which statement will be considered correct and will be conclusively binding upon Borrower unless Borrower notifies Bank in writing of any discrepancy within thirty (30) days from the date of such statement.

Section 3.        REPRESENTATIONS AND WARRANTIES.


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         Borrower hereby warrants and represents to Bank the following:

         3.01 ORGANIZATION AND QUALIFICATION. Borrower is duly organized and validly existing under the laws of its state of organization and has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged. Borrower is in good standing in its state of organization and in each state in which it is qualified to do business unless the failure to so qualify would have a material adverse effect on Borrower.

         3.02 DUE AUTHORIZATION. The execution, delivery and performance by Borrower of this Agreement, the Loan and any other Loan Documents have been duly authorized by all necessary corporate action, and will not contravene any law or any governmental rule or order binding on Borrower, or the Articles of Incorporation, Code of Regulations or Bylaws of Borrower, nor violate any agreement or instrument by which Borrower is bound nor result in the creation of a lien on any assets of Borrower except the lien to Bank granted herein. Borrower has duly executed and delivered this Agreement and the other Loan Documents and they are valid and binding obligations of Borrower enforceable according to their respective terms except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to or consent by any governmental body is needed in connection with this transaction.

         3.03 LITIGATION. There is no litigation, nor are there any proceedings by or before any public body, agency or authority presently pending or threatened against Borrower or any other person, the outcome of which might materially and adversely affect the continued operations or assets of Borrower, or the transactions contemplated by this Agreement.

         3.04 BUSINESS. Borrower is not a party to or subject to any agreement or restriction which in the opinion of Borrower's management is so unusual or burdensome that it might have a material adverse effect on Borrower's business, properties or prospects.

         3.05 LAWS AND TAXES. To the best of Borrower's knowledge, Borrower is in compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency. Borrower has filed all required tax returns and reports that are now required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon Borrower or its assets, including unemployment, social security, and real estate taxes. Borrower has paid all taxes which are now due and payable. No taxing authority has asserted or assessed any additional tax liabilities against Borrower which are outstanding on the date of this Agreement, and Borrower has filed timely requests for extensions to file its 2000 tax returns.

         3.06 FINANCIAL CONDITION. All financial information relating to Borrower which has been or may hereafter be delivered to Bank is true and correct and has been prepared in accordance with generally accepted accounting principles consistently applied. Borrower has no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower nor has Borrower suffered any damage, destruction or loss which has adversely affected its business or assets since the submission of the most recent financial information to Bank.

         3.07 TITLE TO PROPERTIES. Borrower has good and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary course of its business, except for such defects in title as could not individually or in the aggregate, have a material adverse effect on Borrower.

         3.08 DEFAULTS. Borrower is in compliance with all material agreements applicable to it and to the best of Borrower's knowledge, there does not now exist any default or violation by Borrower of or under any of the terms, conditions or obligations of (a) its Articles of Incorporation or Bylaws, or (b) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement or other instrument to which Borrower is a party or by which it is bound, and the consummation of the transactions contemplated by this Agreement will not result in such default or violation, which default could have a material adverse effect on Borrower.

         3.09 SUBSIDIARIES. If Borrower has any additional subsidiaries at any time during the term of this Agreement, the term "Borrower" in each representation, warranty and covenant herein will mean "Borrower and each subsidiary individually


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and in the aggregate," and Borrower will cause each subsidiary to be in compliance therewith.

         3.10 ERISA. To the best of Borrower's knowledge, Borrower is in compliance with all of its obligations to contribute to any employee benefit plan or pension plan regulated by the Federal Employee Retirement Income Security Act of 1974 ("ERISA"). Borrower has not received notice informing it that it is not in full compliance with any of the requirements of ERISA, and the regulations promulgated thereunder and, there exists no event described in
Section 4043(3) thereof ("Reportable Event").

         3.11 ENVIRONMENTAL LAWS. To the best of Borrower's knowledge, (a) Borrower has obtained all permits, licenses and other authorizations which are required under environmental laws and Borrower is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the environmental laws, which failure to obtain or noncompliance could have a material adverse effect on Borrower.

              (b) To the best of Borrower's knowledge, Borrower is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance, in any material respect, with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise from the basis of any material claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste, which could have a material adverse effect on Borrower.

              (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or to the best of Borrower's knowledge, threatened against Borrower, relating in any way to environmental laws, which could have a material adverse effect on Borrower.

         3.12 MARGIN STOCK. No part of the Facility will be used to purchase or carry, or to reduce or retire or refinance credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Bank, Borrower will furnish to Bank statements in conformity with the requirements of Federal Reserve Form U-1.

         3.13 LICENSES, ETC. Borrower has obtained any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business, the failure of which could have a material adverse effect on Borrower. Borrower possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted by it, without any conflict with the rights of any other person or entity, which the lack thereof could have a material adverse effect on Borrower. All of the foregoing are in full force and effect and none of the foregoing are known to conflict with the rights of others, which conflict could have a material adverse effect on Borrower.

Section 4.        AFFIRMATIVE COVENANTS.

         4.01 AFFIRMATIVE COVENANTS. Borrower shall comply with the Affirmative Covenants set forth in either (a) Article 6 of the Loan Agreement by and among Health Care REIT, Inc., the Bank signatory thereto, Key Corporate Capital Inc. (f/k/a Key Bank National Association) and Fleet National Bank (formerly Fleet Bank, NA), dated March 28, 1997, as amended by Amendment No. 1 dated October 1, 1998, as further amended by Amendment No.2 dated January 29, 2001, and as such agreement may be amended (the "Key/Fleet Agreement"), or (b) a replacement loan agreement.

         4.02 CLOSING COSTS. Borrower shall pay to Bank its fees, costs and expenses (including, without limitation, reasonable attorneys' fees, court costs, litigation and other expense) (collectively, "Costs") incurred or paid by Bank in negotiating, documenting, administering, and enforcing the Loan Documents and Bank's security interest in the Collateral or


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any other property pledged to secure the Facility. The costs will be due upon demand by Bank. If Borrower fails to pay the Costs when upon such demand, Bank is entitled to disburse such sums as an advance under the Facility, thereafter the Costs will bear interest from the date incurred or disbursed at the highest rate set forth in the Note. Borrower shall be responsible for all out of pocket expenses incurred by Borrower and Bank.

         4.03 OTHER AMOUNTS DEEMED LOAN. If Borrower fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted by this Agreement, or to discharge any lien prohibited hereby, or to comply with any other obligation, Bank may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of Borrower, and to the extent permitted by law and at the option of Bank, all monies so paid by Bank on behalf of Borrower will be deemed Revolving Loans and Obligations.

Section 5.        EVENTS OF DEFAULT AND REMEDIES.

         5.01 EVENTS OF DEFAULT. (a) If any one or more of the following events ("Events of Default") shall occur and be continuing, the Loan shall terminate and the entire unpaid balance of the principal of and interest on the Loan outstanding and all other obligations and indebtedness of the Borrower to the Bank arising hereunder and under the Loan Documents shall immediately become due and payable upon written notice to that effect given to the Borrower by the Bank (except in the case of the occurrence of any Event of Default described in Section 5.01(c), (d) or (f) no such notice shall be required), without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by the Borrower.

         (b) Borrower defaults in the payment of any principal or interest on any Obligation when due and payable, by acceleration or otherwise; or

         (c) a court enters a decree or order for relief with respect to Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower or for any substantial part of its property, or orders the wind-up or liquidation of its affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law is filed and is pending for thirty (30) days without dismissal; or

         (d) Borrower commences a voluntary case under any applicable bankruptcy, insolvency or other similar law in effect, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing; or

         (e) final judgment of the payment of money in excess of $1,500,000.00 is rendered against Borrower and remains undischarged for 10 days during which execution is not effectively stayed; or

         (f)      the dissolution of Borrower; or,

         (g) Borrower shall fail to comply with the covenants as set forth in either (a) Article 6 of the Key/Fleet Agreement, or (b) a replacement agreement.


         5.02 REMEDIES. If any Event of Default will occur, Bank may cease advancing money hereunder, and/or declare all Obligations to be due and payable forthwith, whereupon they will forthwith become due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower.


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         5.03 SETOFF. If any Event of Default will occur, Bank is authorized, without notice to Borrower, to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with (whether held by Borrower individually or jointly with another party), Bank, including but not limited to certificates of deposit.

         5.04 DEFAULT RATE. After the occurrence of an Event of Default, the Bank may increase the interest rate on any loan in accordance with the provisions of any note evidencing the loan. This provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

         5.05 LATE PAYMENT PENALTY. If any payment is not paid when due (whether by acceleration or otherwise), Borrower agrees to pay to Bank a late payment fee equal to five percent (5%) of the payment amount, with a minimum fee of $20.00.

         5.06 NO REMEDY EXCLUSIVE. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy available under this Agreement, the Loan Documents or as maybe now or hereafter existing at law, in equity or by statute. Borrower waives any requirement of marshalling of assets which may be secured by any of the Loan Documents.

         5.07 EFFECT OF TERMINATION. The termination of this Agreement will not affect any rights of either party or any obligation of either party to the other, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights created or Obligations incurred prior to such termination have been fully disposed of, concluded or liquidated. The security interest, lien and rights granted to Bank hereunder and under the Loan Documents will continue in full force and effect, notwithstanding the termination of this Agreement or the fact that no Loans are outstanding to Borrower, until all of the Obligations, have been paid in full.

Section 6.        CONDITIONS PRECEDENT.

         6.01 CONDITIONS TO LOAN. Bank will have no obligation to make or advance any Loan until Borrower has delivered to Bank at or before the closing date, in form and substance satisfactory to Bank:

                  (a)      An executed Revolving Note of even date herewith.

                  (b)      A Corporate Resolution of Borrower.

                  (c)      An executed Credit Agreement.

                  (d) Such additional information and materials as Bank may reasonably request.

         6.02 CONDITIONS TO EACH LOAN. On the date of the Revolving Loan, the following statements will be true:

                  (a) All of the representations and warranties contained herein and in the Loan Documents will be correct in all material respects as though made on such date.

                  (b) No event will have occurred and be continuing, or would result from such Loan, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or lapse of time or both.

                  (c) The aggregate unpaid principal amount of the Revolving Loans after giving effect to such Revolving Loans will not violate the lending limits set forth in Section 2.01 of this Agreement.


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                  The acceptance by Borrower of the proceeds of each Loan will be deemed to constitute a representation and warranty by Borrower that the conditions in Section 7.02 of this Agreement, other than those that have been waived in writing by Bank, have been satisfied.

Section 7.        MISCELLANEOUS PROVISIONS.

         7.01 MISCELLANEOUS. This Agreement, the exhibits and the other Loan Documents are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only in writing signed by the party against whom enforcement of this amendment is sought. This Agreement may be executed in counterparts. If any part of this Agreement is held invalid, the remainder of this Agreement will not be affected thereby. This Agreement is and is intended to be a continuing agreement and will remain in full force and effect until the Loan is finally and irrevocably paid in full.

         7.02 WAIVER BY BORROWER. Borrower waives notice of non-payment, demand, presentment, protest or notice of protest of any accounts, and all other notices (except those notices specifically provided for in this Agreement or other Loan Documents); consents to any renewals or extensions of time of payment thereof; and generally waives any all suretyship defenses and defenses in the nature thereof.

         7.03 BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Borrower may not assign any of its rights or delegate any of its obligations hereunder. Bank (and any subsequent assignee) may transfer and assign this Agreement or may assign partial interests or participation in the Loans to other persons. Bank may disclose to all prospective and actual assignees and participants all financial, business and other information about Borrower which Bank may possess at any time.

         7.04 SUBSIDIARIES. If Borrower has any Subsidiaries at any time during the term of this Agreement, the term "Borrower" in each representation, warranty and covenant herein will mean "Borrower" and each Subsidiary individually and in the aggregate, and Borrower will cause each Subsidiary to be in compliance therewith.

         7.05 SURVIVAL. All representations, warranties, covenants and agreements made by Borrower herein and in the Loan Documents will survive the execution and delivery of this Agreement, the Loan Documents and the issuance of the Note.

         7.06 DELAY OR OMISSION. No delay or omission on the part of Bank in exercising any right, remedy or power arising from any Event of Default will impair any such right, remedy or power; or any other right, remedy or power to be considered a waiver; or any right, remedy or power or any Event of Default nor will the action or omission to act by Bank upon the occurrence of any Event of Default impair any right, remedy or power arising as a result thereof or affect any subsequent Event of Default of the same or different nature.

         7.07 NOTICES. Any notices under or pursuant to this Agreement will be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, addressed as follows:

               To Borrower:      Health Care REIT, Inc.
                                 One Seagate, Suite 1950
                                 Toledo, Ohio 43603
                                 Attention: Michael A. Crabtree, Treasurer

               To Bank:          Fifth Third Bank
                                 606 Madison Avenue
                                 Toledo, Ohio, 43604
                                 Attention: Dirk VanHeyst, Senior Vice President

         Either party may change such address by sending notice of the change to the other party.

         7.08 NO PARTNERSHIP. Nothing contained herein or in any of the Loan Documents is intended to create or will be


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construed to create any relationship between Bank and Borrower other than as expressly set forth herein or therein and will not create any joint venture, partnership or other relationship.

         7.09 INDEMNIFICATION. If after receipt of any payment of all or part of the Obligations, Bank is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, or diversion of trust funds, or for any other reason, this Agreement will continue in full force and effect and Borrower will be liable to, and will indemnify, save and hold Bank, its officers, directors, attorneys, and employees harmless of and from the amount of such payment surrendered. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Bank in reliance on such payment, and any such contrary action so taken will be without prejudice to Bank's rights under this Agreement and will be deemed to have been conditioned upon such payment becoming final, indefeasible and irrevocable. In addition, Borrower will indemnify, defend, save and hold Bank, its officers, directors, attorneys, and employees harmless of, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and attorneys' fees reasonably incurred), that Bank or any such indemnified party may incur arising out of this Agreement, any of the Loan Documents or any act taken by Bank hereunder except for the willful misconduct or gross negligence of such indemnified party. The provisions of this Section will survive the termination of this Agreement.

         7.10 GOVERNING LAW; JURISDICTION. This Agreement, the Note and the other Loan Documents, will be governed by the domestic laws of the State of Ohio. Borrower agrees that the state and federal courts in Lucas County, Ohio, or any other court in a jurisdiction in which Borrower does business and in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of this Agreement. BANK AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement by their duly authorized officers as of the date first above written.

                             BORROWER:

                             HEALTH CARE REIT, INC.,
                             A DELAWARE CORPORATION


                             By:
                                     -------------------------------------------
                                     George L. Chapman, Chairman of the Board


                             FIFTH THIRD BANK,
                             AN OHIO BANKING CORPORATION


                             By:
                                     -------------------------------------------
                             Dirk VanHeyst, Senior Vice President


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